                              OFFICER COMPENSATION

                                    [NAME]
                                 APRIL 21, 1997


Performance Options                                                              <Total>
Exercise Price                                                                   $29.625

The options are exercisable one-third on January 1 after the year MBNA's net income after tax is $1 Billion and one-third on January 1 of each of the next two years.

Additional terms are included in the 1997 Long Term Incentive Plan and the Policies adopted for its administration. Copies may be obtained from the Compensation Department.